UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 31, 2014

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Description of Capital Stock

As of March 31, 2014, the authorized capital stock of TransEnterix, Inc. (the “Company”) consists of 750,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Subject to the prior rights of the holders of any shares of preferred stock which may be issued in the future, the holders of the Company’s common stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the Company’s Board of Directors, and are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon the liquidation, dissolution or winding-up of the Company’s affairs, subject to the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. The holders of common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of the Company’s directors. All of the shares of common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of common stock since incorporation of the Company, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Prior Series of Preferred Stock

10% Series A Cumulative Convertible Preferred Stock

On July 17, 2009, pursuant to a Certificate of Designation of the Rights, Preferences and Privileges of 10% Series A Cumulative Convertible Preferred Stock filed with the State of Delaware (the “Series A Preferred Stock Certificate of Designation”), the Company designated 4,000,000 shares of 10% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share with an initial stated value of $1.00 per share (the “Series A Preferred Stock”). Shares of the Series A Preferred Stock were issued pursuant to stock purchase agreements in July 2009 and January 2010. The Series A Preferred Stock ranked senior to the common stock with respect to dividend distributions and distributions upon liquidation, winding up or dissolution of the Company. Each share of Series A Preferred Stock was entitled to receive annual dividends equal to 10% of the initial stated value plus any accrued and unpaid dividends (the “liquidation amount”). The shares of Series A Preferred Stock were convertible into shares of common stock at the option of the holders or, in certain circumstances at the option of the Company. The conversion price was established, and subject to adjustment, as set forth in the Series A Preferred Stock Certificate of Designation. The holders of Series A Preferred Stock were entitled to vote on all matters presented to the holders of common stock or preferred stock. Each holder had the number of votes equal to the number of shares of common stock into which such holder’s Series A Preferred Stock was convertible. In addition, the approval of at least 66  2⁄3% of the shares of

Series A Preferred Stock was required, in a separate class vote, to authorize the issuance of any shares of the Company that were junior to or on parity with the Series A Preferred Stock or to amend or waive any provision of the Series A Preferred Stock Certificate of Designation. The holders of the Series A Preferred Stock did not have any preemptive, subscription or redemption rights. The holders of Series A Preferred Stock did not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares of common and preferred stock, voting together as a single class, could elect all directors. All of the shares of Series A Preferred Stock were fully-paid and nonassessable. No dividends were paid to holders of Series A Preferred Stock since issuance, and no cash dividends were anticipated to be declared or paid in the reasonably foreseeable future.

On September 10, 2010, the holders of all 4,000,000 shares of the Series A Preferred Stock elected to convert all shares of Series A Preferred Stock into shares of common stock. Following such conversion, no shares of Series A Preferred Stock were outstanding.

The forgoing description of the Series A Preferred Stock is a summary and is qualified by reference to the Series A Preferred Stock Certificate of Designation which is incorporated by reference into this Form 8-K.

Series B Convertible Preferred Stock

On September 3, 2013, the Company filed a Certificate of Designation of the Rights, Preferences and Privileges of Series B Convertible Preferred Stock (the “Series B Preferred Stock Certificate of Designation”). Pursuant to the Series B Preferred Stock Certificate of Designation, the Company issued an aggregate of 7,544,704.4 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). The holders of the Series B Preferred Stock were entitled to receive, in respect of each one-tenth of one share of Series B Preferred Stock, a dividend in an amount equal to the amount of such dividend payable in respect of the number of shares of common stock into which such one-tenth of one share of Series B Preferred Stock was then convertible on the record date for such dividend. Each one-tenth of one share of Series B Preferred Stock was convertible into one share of common stock upon the occurrence of certain events. The holders of the Series B Preferred Stock did not have any preemptive, subscription or redemption rights. The holders of Series B Preferred Stock were entitled to ten votes per share of Series B Preferred Stock on all matters to which they were entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. The holders of Series B Preferred Stock did not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares of common and preferred stock, voting together as a single class, could elect all directors. All of the shares of Series B Preferred Stock were fully-paid and nonassessable. No dividends were paid to holders of Series B Preferred Stock since issuance, and no cash dividends were anticipated to be declared or paid in the reasonably foreseeable future.

On December 6, 2013, the Company filed an Amended and Restated Certificate of Incorporation to change its name to TransEnterix, Inc. and to increase the authorized shares of common stock from 225,000,000 to 750,000,000. In accordance with the terms of the Series B Preferred Stock Certificate of Designation, upon such filing each outstanding share of Series B Preferred Stock was automatically converted into ten (10) shares of common stock. An aggregate of 75,697,094 shares of common stock were issued in the conversion of the Series B Preferred Stock on December 6, 2013. Following such conversion, no shares of Series B Preferred Stock were outstanding.

The foregoing description of the Series B Preferred Stock Certificate of Designation is a summary and is qualified in its entirety by reference to the complete text of the Series B Preferred Stock Certificate of Designation, which is incorporated by reference into this Form 8-K.

Undesignated Preferred Stock

The Board of Directors has the authority, without further action by the holders of the outstanding common stock, to issue preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, as to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Certificate of Designation of Series A Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2009 and incorporated by reference herein).

4.2	Certificate of Designation of Series B Convertible Preferred Stock (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 6, 2013 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: March 31, 2014	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer